UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/12/2008

Nobel Learning Communities, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-10031

Delaware	22-2465204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1615 West Chester Pike, West Chester, PA 19382
(Address of principal executive offices, including zip code)

(484) 947-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2008, the Compensation Committee of the Board of Directors of Nobel Learning Communities, Inc. (the "Company") adopted a policy (the "Policy") for the sole purpose of clarifying how the Company will administer and implement certain agreements between the Company and its executives to comply with Section 409A of the Internal Revenue Code ("Section 409A"). The Policy applies to certain enumerated agreements previously entered into between the Company and individual executives. Each of the agreements covered by the Policy was not individually amended to address Section 409A, but the Policy provides that if there is any conflict between the terms of the Policy and the terms of an enumerated agreement, the Policy will control.

The foregoing is qualified in its entirety by reference to the Policy, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nobel Learning Communities, Inc.

Date: December 17, 2008	By:	/s/ George Bernstein
George Bernstein
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	10.1 Nobel Learning Communities, Inc. 409A Policy Regarding Executive Severance Agreements.